Exhibit 10.69

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of May 28, 2014 between Alan M. Meckler (“Stockholder”) of Mediabistro Inc., a Delaware corporation (the “Seller”), and PGM-MB Holdings LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, concurrently with the execution of this Agreement, Seller, Buyer and Prometheus Global Media, LLC have entered into an Asset Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, Buyer’s acquisition of substantially all of Seller’s assets (other than the Retained Assets) and the change of Seller’s corporate name (the “Transactions”) pursuant to the terms and conditions of the Purchase Agreement; and

WHEREAS, in order to induce Buyer to enter into the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the voting securities of Seller (“Seller Stock”) beneficially owned by Stockholder and set forth on Exhibit A (the “Original Shares” and, together with any additional shares of Seller Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2. Representations of Stockholder.

Stockholder represents and warrants to Buyer that:

(a) (i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto and as disclosed on Exhibit A, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

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(b) Stockholder does not beneficially own any shares of Seller Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Seller Stock or any security exercisable for or convertible into shares of Seller Stock, set forth on Exhibit A (collectively, “Options”).

(c) Stockholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d) None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform his obligations under this Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy.

(a) Stockholder agrees during the term of this Agreement to vote the Shares, and to use reasonable efforts to cause any holder of record of Shares to vote: (i) in favor of the Transactions and the Purchase Agreement, at every meeting of the stockholders of Seller at which such matters are considered and at every adjournment or postponement thereof; (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller under the Purchase Agreement or of Stockholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Buyer’s or Seller’s conditions under the Purchase Agreement or change in any manner the voting rights of any class of shares of the Seller (including any amendments to Seller’s certificate of incorporation or bylaws).

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(b) Stockholder hereby appoints Buyer and any designee of Buyer, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Subject to the proxy granted under Section 3(b) above, Stockholder retains at all times the right to vote or exercise Stockholder’s right to consent with respect to the Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 3(b) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions.

4. No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Buyer.

5. Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Buyer, to be bound by all of the terms of this Agreement. If requested by Buyer, Stockholder agrees to cause all certificates representing Shares to bear a prominent legend stating that such Shares are subject to the transfer, voting and other restrictions described in this Agreement.

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6. Additional Shares.

Stockholder agrees that all shares of Seller Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, but excluding shares of Seller Stock underlying unexercised Options) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7. Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Closing and (ii) the date on which the Purchase Agreement is terminated in accordance with its terms.

8. No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Seller or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Seller or its stockholders.

9. No Solicitation.

Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement in accordance with Section 7 above, Stockholder shall not, directly or indirectly, take any action which would cause a breach of Section 6.2 of the Purchase Agreement. Stockholder shall immediately cease and discontinue any existing discussions with any Person that relate to any Acquisition Proposal.

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10. Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement (including the proxy set forth herein) were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement (including the proxy set forth herein), Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties.

12. Notices.

Any notice, request, instruction or other document to be given hereunder will be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; one Business Day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

If to Stockholder:

Alan M. Meckler

c/o Mediabistro Inc.

475 Park Avenue South

New York, NY 10016

Fax (203) 831-0233

With a copy (which shall not constitute notice) to Seller’s counsel:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail

Suite 300

Raleigh, North Carolina 27607

Attn: David L. Wilke, Esq.

Fax: (919) 781-4865

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If to Buyer:

PGM-MB Holdings LLC

770 Broadway, 15th Floor

New York, NY 10003

Attention: Jeffrey Wilbur

Fax: (212) 493-4266

With a copy (which shall not constitute notice) to:

Prometheus Legal Department

330 Madison Ave

New York, NY 10017

Fax: (212) 644-8107

and

Jenner & Block LLP
919 Third Avenue

New York, NY 10022

Attention: Tobias L. Knapp

Fax: (212) 891-1699

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the proceeding.

13. Miscellaneous.

(a) This Agreement and all other agreements, documents and instruments delivered pursuant hereto and incorporated herein, unless otherwise expressly provided therein, shall be governed by, and construed in accordance with, the substantive Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without reference to the conflicts of laws rules of such State.

(b) Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the Transactions in any jurisdiction or courts other than as provided herein.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13(c).

(d) If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(e) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party or parties against whom the waiver is to be effective. Any party to this Agreement may in accordance with the preceding sentence, (i) extend the time for the performance of any of the obligations or other acts of the other party; or (ii) waive compliance with any of the agreements of the other party or conditions to such obligations contained herein. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Buyer may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 13(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PGM-MB Holdings LLC
By /s/ Jeffrey Wilbur Name: Jeffrey Wilbur Title: Chief Financial Officer

Alan M. Meckler
By /s/ Alan M. Meckler

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PGM-MB Holdings LLC
By /s/ Jeffrey Wilbur Name: Jeffrey Wilbur Title: Chief Financial Officer

Alan M. Meckler
By /s/ Alan M. Meckler

Exhibit A

Original Shares

Title of Security	Amount of Securities Beneficially Owned	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	1,738,480	D
Common Stock	401,194	I(1)	By Spouse
Common Stock	35,050	I(1)	Herman Meckler Family Trust #1
Common Stock	9,871	I(1)	Herman Meckler Family Trust #2
Common Stock	75,176	I(1)	The Meckler Foundation
Common Stock	49,493	I(1)	Alan M. Meckler 2010 Grantor Retained Annuity Trust

Notes:
1. Mr. Meckler indirectly owns 570,784 shares: 49,493 are held in the Alan M. Meckler 2010 Grantor Retained Annuity Trust, 37,000 shares donated by Mr. Meckler to the Meckler Foundation, a non-profit charitable foundation founded by Mr. Meckler and for which he acts as a trustee, 38,176 shares purchased by the Meckler Foundation, 401,194 shares purchased by Mr. Meckler's wife and 44,921 shares held in trust for the benefit of Mr. Meckler's mother. Mr. Meckler exercises shared voting and investment control over all of these shares except the shares held by the 2010 Grantor Retained Annuity Trust, over which Mr. Meckler exercises investment control but not voting control.

Options

Title of Derivative Security	Date Exercisable and Expiration Date (Month/Day/Year)		Title and Amount of Underlying Securities		Number of Derivative Securities Beneficially Owned	Ownership Form of Derivative Security: Direct (D) or Indirect (I)
	Date Exercisable	Expiration Date	Title	Amount or Number of Shares
Employee Stock Option (right to buy)	(2)	03/04/2014	Common Stock	25,000	25,000	D
Employee Stock Option (right to buy)	(2)	12/09/2014	Common Stock	42,858	42,858	D
Employee Stock Option (right to buy)	(3)	09/27/2020	Common Stock	42,858	42,858	D
Employee Stock Option (right to buy)	(4)	09/08/2021	Common Stock	21,429	21,429	D
Employee Stock Option (right to buy)	(2)	11/14/2021	Common Stock	142,858	142,858	D
Employee Stock Option (right to buy)	(5)	12/12/2021	Common Stock	21,429	21,429	D
Employee Stock Option (right to buy)	(6)	12/04/2022	Common Stock	10,000	10,000	D
Employee Stock Option (right to buy)	(7)	12/16/2023	Common Stock	20,000	20,000	D
Warrants (right to buy)	11/14/2013	11/13/2018	Common Stock	301,124	301,124	D

Notes
2. Option is 100% vested.
3. Option vested 33.33% ratably over a three-year period on 09/27/2011, 09/27/2012 and 09/27/2013.
4. Option vests 33.33% ratably over a three-year period on 09/08/2012, 09/08/2013 and 09/08/2014.
5. Option vests 33.33% ratably over a three-year period on 12/12/2012, 12/12/2013 and 12/12/2014.
6. Option vests 33.33% ratably over a three-year period on 12/05/2013, 12/05/2014 and 12/05/2015.
7. Option vests 33.33% ratably over a three-year period on 12/17/2014, 12/17/2015 and 12/17/2016.